EXHIBIT 10.12

National Aeronautics and Space Administration				Contract

1.	DPAS DO-C9	2.	PPC HS	3.	INITIATING OFFICE	4.	PAGE 1 of 12

5.	CONTRACT NUMBER NAS5-02129	6.	EFFECTIVE DATE September 13, 2002	7.	PROCUREMENT REQUEST NUMBER	8.	CAGE CODE 54266

9.	ISSUED BY		CODE 210.M	10.	ADMINISTERED BY		CODE 210.M
	NASA Goddard Space Flight Center AETD Procurement Branch, Code 210.3 Bldg. 11, Room S215 Greenbelt, MD 20771				Cathy Pierson, Code 210.M Telephone: 301-286-5257 Fax: 301-286-1720 Email: kpierson@pop200.gsfc.nasa.gov Administrator:

11.	PAYMENT WILL BE MADE		CODE 155	12.	SUBMIT INVOICES TO:		CODE 155
	NASA Goddard Space Flight Center Cost and Commercial Accounts Dept., Code 155 Bldg. 18, Greenbelt Road Greenbelt, MD 20771				Same as Block 11

13.	ACCOUNTING AND APPROPRIATION DATA			14.	CONTRACT TYPE Firm-fixed price

PR: JON: APP:	712-60040A(1C) 408-253-02-01-01 802/30110(02)	OC: BLI: AMOUNT:	71-2590 A785 $80,000	15.	INCREMENTAL FUNDING	(Y)

	TABLE	SECTION DESCRIPTION		PAGE	SECTION DESCRIPTION		PAGE

	OF	CONTRACT COVER PAGE		1	REPORTS OF WORK		8-10

	CONTENTS	FULL TEXT CLAUSES		2-6	ACCEPTANCE DATA PACKAGE		4

		CLAUSES INCORPORATED BY REFERENCE		6-8	STATEMENT OF WORK		12

		QUALITY AND RELIABILITY REQUIREMENTS

16.
ITEMS AWARDED UNDER THIS CONTRACT

Small Business Innovative Research (SBIR) Program Phase II Research Project
identified in Paragraph 1.

THIS CONTRACT IS AWARDED UNDER THE NASA MIDRANGE PILOT TEST PROGRAM APPROVED BY THE OFFICE OF FEDERAL PROCUREMENT POLICY 04/16/93.

UNITED STATES OF AMERICA		17.	NAME OF CONTRACTING OFFICER

		17a.	SIGNATURE			17b.	DATE SEP 10 2002

CONTRACTOR COMPLETE ALL ITEMS BELOW

CONTRACTOR NAME AND ADDRESS					DISCOUNT TERMS	TOTAL AMOUNT OF CONTRACT

Irvine Sensors Corporation 5001 Redhill Ave, Bldg 3, Suite 108 Costa Mesa, CA 92626 TIN #33-0280334					NET 30	$599,818

					NAME AND TITLE OF SIGNER (Type or print)

					Daryl L. Smetana Deputy General Manager

CONTRACT ADMINISTRATOR (Name and telephone number)					SIGNATURE (Of person authorized to sign)		DATE

Diane B. Kutner 714-444-8712							09 Sep 2002

FULL-TEXT CLAUSES

1.    SUPPLIES AND/OR SERVICES TO BE FURNISHED

The Contractor shall provide all resources (except as may be expressly stated in this contract as furnished by the Government) necessary to furnish the items below in accordance with the Statement of Work of this contract.

(1)  SBIR Phase II Research Project Entitled:

High-Frequency Low-Temperature Regenerative Heat Exchangers

2.    FIRM-FIXED PRICE

The total firm-fixed price of this contract is $599,818.

3.    PERIOD OF PERFORMANCE

The period of performance of this contract shall be twenty-four months from the effective date of this contract.

4.    LIMITATIONS ON SUBCONTRACTING

The Contractor (small business concern) must perform a minimum of 50% of the work (total contract price less profit) conducted under this contract.

5.    PRINCIPAL INVESTIGATOR LIMITATION

The Principal Investigator /Project Manager (PI/PM), Volkan Ozguz, for the contract work is considered to be a key person in accordance with clause 1852.235-71, Key Personnel and Facilities. The terms of 1852.235-71 shall not be construed as excusing the Contractor from timely performance of the work. Substitution of this key individual shall not authorize a change in contract price.

6.    RIGHTS IN PROJECT SUMMARY

The “Project Summary” page of the Contractor’s proposal, but no other portions thereof, shall be treated as delivered data with unlimited rights notwithstanding any other provision of the allocation of rights terms of this contract.

7.    SBIR DATA RIGHTS

In accordance with FAR 52.227-20, Rights in Data-SBIR Program, the Contractor is authorized to affix the following “SBIR Rights Notice” to SBIR data delivered under this contract and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and (f) of the clause, in accordance with such Notice:

“SBIR Rights Notice (Mar 1994)

These SBIR data are furnished with SBIR rights under Contract No. NAS5-02129 (and subcontract    , if appropriate). For a period of 4 years after acceptance of all items to be delivered under this contract, the Government agrees to use these data for Government purposes only, and they shall not be disclosed outside the Government (including disclosure for procurement purposes) during such period without permission of the Contractor, except that, subject to the foregoing use and disclosure prohibitions, such data may be disclosed for use by support Contractors. After the aforesaid 4-year period the Government has a royalty-free license to use, and to authorize others to use on its behalf, these data for Government purposes, but is relieved of all disclosure prohibitions and assumes no liability for unauthorized use of these data by third parties. This Notice shall be affixed to any reproductions of these data, in whole or in part.”

8.    DELIVERY SCHEDULE

The Contractor shall deliver the items required to be furnished by the contract as follows:

Item No.	Description	QTY	Unit Price	Total Amount	Delivery Schedule

1	Interim monthly technical Progress Reports in accordance with Section 16, Reports of Work	*23	$22,167	$509,841	Monthly per Clause 16

2	Final Report in accordance with Section 16, Reports of the Work	*1		$ Included in Item 4	24 months after the date of contract award

3	**NASA Form 1679, Disclosure of Invention and New Technology	*		$ Included in Item 4	24 months after the date of contract award.

4	Prototype Two-Stage Pulse TubeCryocooler Test Bed	1 each		$89,977	24 months after the date of contract award.

*	Note that interim reports and some of the required copies of the final report may be submitted electronically. See instructions in the Reports of Work Clause 16.

**	Forms are available online at
http://cto.grc.nasa.gov/contracts/newtech/gsfc/gsfc/htm

9.    MATERIAL INSPECTION AND RECEIVING REPORT (1852.246-72) (JUN 1995)

(a)  At the time of each delivery under this contract, the Contractor shall furnish a Material Inspection and Receiving Report (DD Form 250 series) prepared in 6 copies (an original and 5 copies).

(b)  The Contractor shall prepare the DD Form 250 in accordance with NASA FAR Supplement 1846.672-1. The Contractor shall enclose the copies of the DD Form 250 in the package or seal them in a waterproof envelope which shall be securely attached to the exterior of the package in the most protected location.

(c)  When more than one package is involved in a shipment, the Contractor shall list on the DD Form 250, as additional information, the quantity of packages and the package numbers. The Contractor shall forward the DD Form 250 with the lowest numbered package of the shipment and print the words “CONTAINS DD FORM 250” on the package.

10.    PLACE OF PERFORMANCE

The services specified by this contract shall be performed at the Contractor’s facility or other locations as is necessary.

11.    MATERIAL INSPECTION AND RECEIVING REPORT NOT REQUIRED (GSFC 52.246-94) (APR 1989)

NASA FAR Supplement Clause 1852.246-72 of this contract requires the furnishing to a Material Inspection and Receiving Report (MIRR) (DD Form 250 series) at the time of each delivery under this contract. However, a MIRR is not required for the Interim and Final Reports.

(End of clause)

12.    ACCEPTANCE—SINGLE LOCATION (GSFC 52.246-92) (SEPT 1989)

The Contracting Officer or authorized representative will accomplish acceptance at NASA, Jet Propulsion Laboratory. For the purpose of this clause, the Contracting Officer’s Technical Representative named in this contract is the authorized representative. The Contracting Officer reserves the right to unilaterally designate a different Government agent as the authorized representative. The Contractor will be notified by a written notice or by a copy of the delegation of authority if different representative is designated.

If this is a fixed price type contract, acceptance shall be deemed to have occurred constructively^for the sole purpose of computing an interest penalty that might be due the Contractor under the Prompt Payment Act^on the 30th day after the Contractor has delivered the supplies or services in accordance with the terms and conditions of the contract. In the event that actual acceptance occurs within the constructive acceptance period, the determination of an interest penalty shall be based on the date of the actual acceptance.

13.    SHIPPING INSTRUCTIONS

Shipments of the items required under this contract shall be made to:

NASA Jet Propulsion Laboratory
Attn: Celestino Rosca
JPL SBIR Program Office
4800 Oak Grove Drive, MS 180-601

MARK FOR:	1. Reports:	Distribution instructions as set forth in Reports of Work Clause
	2. Materials:	Receiving,
Celestino B. Rosca Jr., NASA COTR, Phone: 818-354-4862
3. All shipments shall be clearly marked to indicate
a. contents: Item No. 4
b. Contract Number NAS5-02129

14.    LIMITATION OF FUNDS (FIXED-PRICE CONTRACT) (1852.232-77) (MAR 1989)

(a)  Of the total price of the contract $80,000 is presently available for payment and allotted to this contract. It is anticipated that from time to time additional funds will be allocated to the contract in accordance with the following schedule until the total price of said items is allotted:

SCHEDULE FOR ALLOTMENT OF FUNDS

Date                Amounts

Upon Availability of Funds

(b)  The Contractor agrees to perform or have performed work on the items specified in paragraph (a) above up to the point at which, if this contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and (g) of that clause would, in the exercise of reasonable judgment by the Contractor, approximate the total amount at the time allotted to the contract. The Contractor is not obligated to continue performance of the work beyond that point. The Government is not obligated in any event to pay or reimburse the Contractor more than the amount from time to time allotted to the contract, anything to the contrary in the Termination for Convenience of the Government clause notwithstanding.

(c)(1)  It is contemplated that funds presently allotted to his contract will cover the work to be performed until January 1, 2003.

(2)  If funds allotted are considered by the Contractor to be inadequate to cover the work to be performed until that date, or an agreed date substituted for it, the Contractor shall notify the Contracting Officer in writing when within the next 60 day the work will reach a point at which, if the contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and (g) of that clause will approximate 75 percent of the total amount then allotted to the contract.

(3)(i)  The notice shall state the estimated date when the pint referred to in subparagraphs (2) above will be reached and the estimated amount of additional funds required to continue performance to the date specified in subparagraphs (1) above, or an agreed date substituted for it.

(ii)  The Contractor shall, 600 day in in advance of the date specified in subparagraph (1) above, or an agreed date substituted for it, advice the Contracting Officer in writing as to the estimated amount of additional funds required for the timely performance of the contract for a further period as may be specified in the contract or otherwise agreed to by the parties.

(4)  If, after the notification referred to in subdivision (3)(ii) above, additional funds are not allotted by the date specified in subparagraph (1) above, or an agreed date substituted for it, the Contracting Officer shall, upon the Contractor’s written request, terminate this contract on that date or on the date set forth in the request, whichever is later, pursuant to the Termination for Convenience of the Government clause.

(d)  When additional funds are allotted from time to time for continued performance of the work under this contract, the parties shall agree on the applicable period of contract performance to be covered by these funds. The provisions of paragraphs (b) and (c) above shall apply to these additional allotted funds and the substituted date pertaining to them, and the contract shall be modified accordingly.

(e)  If, solely by reason of the Government’s failure to allot additional funds in amounts sufficient for the timely performance of this contract, the Contractor incurs additional costs or is delayed in the performance of the work under this contract, and if additional funds are allotted, an equitable adjustment shall be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable) of the items to be delivered, or in the time of delivery, or both.

(f)  The Government may at any time before termination, and with the consent of the Contractor, after notice of termination, allot additional funds for this contract.

(g)  The provisions of this clause with respect to termination shall in no way be deemed to limit the rights of the Government under the Default clause of this contract. The provisions of this Limitation of Funds clause are limited to the work on and allotment of funds for the items set forth in paragraph (a) above. This clause shall become inoperative upon the allotment of funds for the total price of said work except for rights and obligations then existing under this clause.

(h)  Nothing in this clause shall affect the right of the Government to terminate this contract pursuant to the Termination for Convenience of the Government clause of this contract.

15.    CLAUSES INCORPORATED BY REFERENCE (52.252-2) (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/

NOTICE:    The following clauses are hereby incorporated by reference.

A. FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

52.202-1	Definitions (Oct 1995)
52.203-3	Gratuities (Apr 1984)
52.203-5	Covenant Against Contingent Fees (Apr 1984)
52.203-6	Restrictions on Subcontractor Sales to the Government (Jul 1995)
52.203-7	Anti-Kickback Procedures (Jul 1995)
52.203-8	Cancellation, Rescission and Recovery of Funds for Illegal or Improper Activity (Jan 1997)
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (Jan 1997)
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (Jun 1997)
52.204-4	Printing, Copying double-Sided on Recycled Paper (Aug 2000)
52.209-6	Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (July 1995)
52.211-5	Material Requirements (Aug 2000)
52.211-15	Defense Priority and Allocation Requirements (Sep 1990)
52.215-2	Audit and Records—Negotiation (Jun 1999)
52.215-8	Order of precedence—Uniform Contract Format (Oct 1997)
52.215-14	Integrity of Unit Prices (Oct 1997)
52.215-17	Waiver of Facilities Capital Cost of Money (Oct 1997)
52.219-8	Utilization of Small Business Concerns (Oct 2000)
52.222-3	Convict Labor (Aug 1996)
52.222-19	Child Labor—Cooperation with Authorities and Remedies (Feb 2001)
52.222-26	Equal Opportunity (Feb 1999)
52.222-35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (Apr 1998)
52.222-36	Affirmative Action for Workers with Disabilities (Jun 1998)
52.222-37	Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (Jan 1999)
52.223-6	Drug-Free Workplace (Jan 1997)

522.223-14	Toxic Chemical release Reporting (Oct 2000)
52.225-1	Buy American Act – Balance of Payments Program – Supplies (Feb 2000)
52.225-13	Restrictions on Certain Foreign Purchases (Jul 2000)
52.227-1	Authorization and Consent (Jul 1995) – Alternate I (Apr 1984)
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)
52.227-11	Patent Rights – Retention by the Contractor (Short Form) (Jun 1997) – As Modified by NASA FAR Supplement 18-52.227-11
52.227-16	Additional Data Requirements (Jun 1987)
52.227-20	Rights in Data – SBIR Program (Mar 1994)
52.229-3	Federal, State and Local Taxes (Jan 1991)
52.229-5	Taxes – Contracts Performed in U.S. Possessions of Puerto Rico (Apr1984)
52.232-2	Payments under Fixed-Price Research and Development contracts (Apr 1984)
52.232-8	Discounts for Prompt Payment (May 1997)
52.232-9	Limitation on Withholding of Payments (Apr 1984)
52.232-11	Extras (Apr 1984)
52.232-16
Progress Payments (Mar 2000) – Alternate I (Mar 2000)(the Progress Payment Clause of contract is modified to change each mention of the progress payment rate and the ordinary liquidation rate (excepting paragraph (k), Limitation on Undefined Contract Actions) to 100%)

52.232-17	Interest (Jun 1996)
52.232-23	Assignment of Claims (Jan 1986)
52.232-25	Prompt Payment (May 2001) (Insert 30th day in subparagraph (b)(1))
52.232-34	Payment by Electronic Funds Transfer – Other than Central Contractor Registration (May 1999)
52.233-1	Disputes (Dec 1998) – Alternate I (Dec 1991)
52.233-3	Protest After Award (Aug 1996)
52.242-13	Bankruptcy (Jul 1995)
52.243-1	Changes – Fixed Price (Aug 1987) – Alternate V (Apr 1984)
52.244-6	Subcontracts for Commercial Items (May 2001)
52.245-2	Government Property (Fixed-Price Contracts) (Dec 1989) Alternate I (Apr 1984) Deviation (Jul 1995)
52.246-7	Inspection of Research and Development – Fixed Price (Aug 1996)
52.246-16	Responsibility for Supplies (Apr 1984)
52.246-23	Limitation of Liability (Feb 1997))
52.246-34	F.O.B. Destination (Nov 1991)
52.249-2	Termination for Convenience of the Government (Fixed-Price)(Sep 1996)
52.249-9	Default (Fixed-Price Research and Development) (Apr 1984)
52.252-6	Authorized Deviations in Clauses (Apr 1984)(Insert “NASA FAR Supplement (48 CFR Chapter 18” in Paragraph(6))
52.253-1	Computer Generated Forms (Jan 1991)

B. NASA/FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES

1852.204-74	Central Contractor Registration (Oct 2001)
1852.215-84	Ombudsman (June 2000)
William F. Townsend, (301) 286-5066
1852.219-74	Use of Rural Area Small Businesses (Sep 1990)
1852.219-76	NASA 8 Percent Goal (July 1997)
1852.223-72	Safety and Health (Short Form)(May 2001)
1852.223-75	Major Breach of Safety of Security (May 2001)
1852.227-72	Designation of New Technology Representative and Patent Representative (Jul 1997)

NASA Management Office New Technology Representative, Celestino B. Rosca Jr., MS 180-800C Jet Propulsion Laboratory 4800 Oak Grove Dr., Pasadena, CA 91335-8099

NASA Management Office Patent Representative, John Kusmiss, MS 180-802D Jet Propulsion Laboratory, 4800 Oak Grove Dr., Pasadena, CA 91335-8099

1852.232-82	Submission of Requests for Progress Payments (Mar 1989)
1852.235-70	Center for AeroSpace Information—Final Scientific and Technical Reports (July 2000)
1852.235-71	Key Personnel and Facilities (Mar 1989) (see Section 5 of contract)
1852.244.70	Geographic Participation in the Aerospace Program (Apr 1985)
1852.245-70	Contractor Requests For Government-Owned Equipment (Jul 1997)
1852.246-71	Government Contract Quality Assurance Functions (Oct 1988) (Final Inspection and Acceptance will take place at JPL)

C.	REPRESENTATIONS, CERTIFICATIONS, AND OTHER STATEMENTS OF OFFERORS OR QUOTERS INCORPORATED BY REFERENCE

The Representations, Certifications, and Other Statements of Offerors or Quoters as completed by the Contractor are hereby incorporated in their entirety by reference, with the same force and effect as if they were given in full text.

16.    REPORTS OF WORK

A.    Interim Technical Progress Report

At the end of every month of contract performance, the Contractor shall submit an interim progress report of all work accomplished. The report shall be in narrative form, be brief, and informal. This report shall include: (1) A quantitative description of work performed during the period; (2) an indication of any current action; (3) a discussion of the work to be performed during the next reporting period; (4) total cumulative costs incurred as of the report date and anticipated costs to be incurred for the following period; (5) estimate of cost to complete the contract; and (6) estimated percentage of physical completion of the contract. This report shall be submitted via the NASA SBIR Electronic Handbook. Instructions for the electronic submission process will be provided to Contractors by e-mail. Interim Technical Progress Reports are to be submitted within (10) days following the period to be reported, except for the Final Report which shall be submitted no later than the final day of the contract performance period.

B.    Final Report

The Contractor shall submit a Final Report within twenty four (24) months from the effective date of this contract. The report shall be in narrative form documenting and summarizing the results of the entire contract work. The Final Report shall include a single-page project summary as the first page, identifying the purpose of the research, a brief description of the research carried out and the research findings or results. The project summary is to be submitted without restriction for NASA publication. The project summary shall be submitted both with each copy of the final report and as a separate electronic submission directly to the NASA SBIR Program Management Office via the NASA SBIR Home Page. (See Paragraph D of this section for further information.)

The balance of the report should indicate in detail the project objectives, work carried out, results obtained, and assessment of technical feasibility. The potential applications of the project results in Phase III both for NASA purposes and for commercial purposes shall also be included. Rights to both interim and final report data (except for the project summary) shall be in accordance with clause 52.227.-20, Rights in Data—SBIR Program (Mar 1994). The Contractor shall mark all pages or reports (except the project summary described above) with the SBIR Rights Notice set forth in clause 52.227-20.

The final report shall also serve as the last (eight) interim report.

C.  Report Documentation Page

The Contractor shall include a complete Report Documentation Page (Standard Form 298) as the final page of the each report submitted in Paragraphs A. and B. above.

D.  Reports Distribution

Reports shall be distributed electronically to the recipients designated below in accordance with instructions posted on the NASA SBIR Home Page at http://sbir.nasa.gov. In addition to the electronic submission of the final report, one paper copy (reproducible) shall be sent to the COTR JPL SBIR Program Office. One paper copy (reproducible) plus on 3.5 diskette of the final report shall be sent to the NASA Center for Aerospace Information (CASI). All graphics must be included. The reports to NASA shall be addressed as follows:

NASA Jet Propulsion Laboratory
ATTN: JPL SBIR Program Office, MS 180-601
4800 Oak Grove Drive
Pasadena, CA 91109

REPORTS:

CODE	Interim		Final
NASA/GSFC/210.M/Procurement Contract Administrator, Cathy Pierson	1	*	1	*
NASA JPL Management Office—COTR: Celestino B. Rosca, Jr.,	1	*	1	*
NASA/GSF/750.1/Center SBIR Program Manager	0		2	**
JPL Technical Monitor Dean Johnson	1	*	1	*

NASA Center for Aerospace Information (CASI)	0		2	***
Attn: Document Processing Section
7121 Standard Drive
Hanover, MD 21076-1320

*	Electronic copy via NASA’s SBIR Electronic Handbook

**	Electronic copy, plus one paper copy (reproducible).. All graphics must be included.

***	One paper copy (reproducible) plus on 3.5 inch diskette. All graphics must be included.

NOTE:  Only unclassified reports shall be submitted to the NASA Center for AeroSpace Information (CASI) Contractors asserting SBIR/STTR rights on reports submitted to CASI or NASA must affix the SBIR Data Rights Notice Located at FAR 52.227-20(d).

PROJECT SUMMARY DOCUMENT:
In addition to the report distribution specified above, the Contract shall also submit the single page project summary (described in Paragraph B of this section) to the NASA SBIR Program Office via the Electronic Handbook. This document should not contain any proprietary data and should be submitted without any restrictive markings. This data may be utilized by NASA without restriction. Instructions for the electronic submission of the project summary will be posted on the NASA SBIR Home Page at http://sbir.nasa.gov.

17.    SECTION 508 COMPLIANCE

The Workforce Investment Act of 1998 amended section 508 of the Rehabilitation Act 1973 to require that:

a.  When developing, procuring, maintaining or using Electronic and Information Technology (EIT), agencies must ensure that employees with disabilities have access to and use of information and data that is comparable to that for other employees; and

b.    Members of the public with disabilities seeking information or services from an agency have access to and use of information and data that is comparable to that for members of the public without disabilities.

SBIR contractors are advised to take Section 508 standards into consideration in the design of prototypes. Failure to meet Section 508 standards will impact the Government’s ability to make future purchase of the technology developed under this contract. Information regarding Section 508 standards can be obtained at http://www.access-board.gov/508.htm.

17.    EXPORT LICENSE (NSF 1852.225-70)(FEBRUARY 2000)

(a)  The Contractors shall comply with all U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR Parts 730 through 799, in the performance of this contract. In the absence of available license exemptions/exceptions, the Contractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance.
(b)  The Contractor shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of this contract, including instances where the work is to be performed on-site at NASA Jet Propulsion Laboratory, where the foreign person will have access to export controlled technical data or software.
(c)  The Contractor shall be responsible for all regulatory record keeping requirements associated with the use of licenses and license exemptions/exception.
(d)  The Contractor shall be responsible for ensuring that the provisions of this clause apply to its subcontractors.

18.    NEW TECHNOLOGY REPORTING

The Contractor shall complete the “New Technology Disclosure Certification” form attached to this contract. If new technology has been developed during the contract period, NASA Form 1679 (Disclosure of Invention and New Technology) must be completed. New technology disclosures are required for all NASA-funded research contracts and subcontracts. Note: Final payment will not be made until a final NTR has been received and accepted. For additional information, contact Dr. Patricia McGuire at the Jet Propulsion Laboratory, (818) 354-1258. Form NASA 1679 can be downloaded form the Internet at the following location:

http://technology.grc.nasa.gov/contracts/newtech/getforms.htm

Forms are to be sent to:

NASA Jet Propulsion Laboratory
ATTN: Dr. Patricia McGuire
JPL SBIR Program Manager
4800 Oak Grove Drive, MS 180-601
Pasadena, CA 91109
The Contractor shall send the name, address and telephone number of the New Technology Representative responsible for submitting the New Technology Reports along with the contract number to:

NASA Jet Propulsion Laboratory
ATTN: Dr. Patricia McGuire
JPL SBIR Program Manager
4800 Oak Grove Drive, MS 180-601
Pasadena, CA 91109

19.    (LIMITED) RELEASE OF CONTRACTOR CONFIDENTIAL BUSINESS INFORMATION (CBI)

(a)  NASA may find it necessary to release information submitted by the Contractor, either in response to this solicitation or pursuant to the provisions of this contract, to individuals not employed by NASA. Business information that would ordinarily be entitled to confidential treatment may be included in the information released to these individuals. Accordingly, by submission of this proposal, or signature on this contract or other contracts, the Contractor hereby consents to a limited release of its confidential business information (CBI).

(b)  Possible circumstances where the Agency may release the Contractor’s CBI include, but are not limited to, the following:

(1)  To other Agency contractors and subcontractors, and their employees tasked with assisting the Agency in handling and processing information and documents in the evaluation, the award or the administration of Agency contracts, such as providing both pre-award and post-award audit support and specialized technical support to NASA’s technical evaluation panels;

(2)  To NASA contractors and subcontractors, and their employees engaged in information systems analysis, development, operation. And maintenance, including performing data processing and management functions for the Agency.

(c)  NASA recognizes its obligation to protect the contractor from competitive harm that could result form the release of such information to a competitor. Except where otherwise provided by law, NASA will permit the limited release of CBI under subparagraphs (1) or (2) only pursuant to non-disclosure agreements signed by the assisting contractor or subcontractor, and their individual employees who may require access to the CBI to perform the assisting contract.

(d)  NASA’s responsibilities under the Freedom of Information Act are not affected by this clause.

(e)  The Contractor agrees to include this clause, including this paragraph (e), in all subcontracts at all levels awarded pursuant to this contract that require the furnishing of confidential business information by the subcontractor.

20.    STATEMENT OF WORK

The following is the Statement of Work covered under this contract, as more specifically detailed in the Contractor’s 2001-1, Phase II SBIR Proposal Number: 01-II-S2.04-9911 entitled “High-Frequency Low Temperature Regenerative Heat Exchangers”

The Contractor shall perform the following tasks as stated on pages 20 through 24 of the proposal.

a.	Task 1 - Deposition Experiments

b.	Task 2 - Regenerator Development

c.	Task 3 - Core Development Supporting Design

d.	Task 4 - Test Set Design and Implementation

e.	Task 5 - Evaluation and Demonstration

f.	Task 6 - Final Report